UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, on July 26, 2019, Arcturus Therapeutics Holdings Inc. (the “Company”) entered into an engagement letter (the “Letter Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”) relating to the Company’s registered direct offering of common stock to certain institutional investors (the “Investors”). Pursuant to the Letter Agreement, the Company agreed to pay the Placement Agent a cash fee of 6.0% of the gross proceeds raised from the Investors and $75,000 for expenses.

Also as previously disclosed, on August 1, 2019, the Company and Investors entered into securities purchase agreements for the issuance and sale of 945,653 shares of common stock at a purchase price of $11.50 per share for aggregate gross proceeds of $10,875,009.50 and estimated net proceeds, after deducting Placement Agent fees and the Company’s estimated offering expenses, of $10.1 million.

In addition, on August 2, 2019, the Company and an additional institutional Investor entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of 200,000 shares of common stock at a purchase price of $11.50 per share for aggregate gross proceeds of $2,300,000 (the “Offering”).

The net proceeds to the Company from the Offering, after deducting Placement Agent fees and the Company’s estimated offering expenses, are expected to be approximately $2.1 million. The Offering is expected to close on or about August 5, 2019, subject to the satisfaction of customary closing conditions.

The common stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s Registration Statement on Form S-3 (Registration No. 333-232281), previously filed with the Securities and Exchange Commission and declared effective on July 29, 2019.

The representations, warranties and covenants contained in the Securities Purchase Agreement (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Letter Agreement and the Securities Purchase Agreement are subject to, and qualified in their entirety by, the documents attached as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 2, 2019 and Exhibit 10.1 hereto, respectively, and incorporated herein by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance of the shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 2, 2019, the Company issued a press release with respect to the information set forth above. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d). Financial Statements and Exhibits.

(d) Exhibits.

1.1	Letter Agreement, dated July 26, 2019, between the Company and the Placement Agent. Incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 2, 2019.

5.1*	Opinion of Dentons US LLP.

10.1*	Securities Purchase Agreement, dated August 2, 2019, between the Company and the Investor.

23.1*	Consent of Dentons US LLP (included in Exhibit 5.1).

99.1*	Press Release, dated August 2, 2019.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.

Date: August 5, 2019	By:	/s/ Joseph E. Payne
Name: Joseph E. Payne
Title: Chief Executive Officer